                              SAND TECHNOLOGY INC.
                              2006 SAND AWARD PLAN

                              SHARE AWARD AGREEMENT

          This SHARE AWARD AGREEMENT (this "Agreement") is made as of ___, 2006, by and between Sand Technology Inc., a corporation existing under the Canada Business Corporations Act, (and, together with its Subsidiaries and affiliated entities (if any), the "Corporation"), and the undersigned (the "Award Recipient") under the Sand Technology Inc. 2006 Equity Incentive Plan (the "Plan").

                             GRANT OF COMMON SHARES

     1. Definitions. Unless otherwise defined in this Agreement, capitalized terms shall have the meanings assigned to such terms in the Plan.

     2. Plan. The Award Recipient acknowledges that the Award Recipient has been provided with, received and understands, the terms, conditions and covenants of the Plan. This share award is granted under, and subject in its entirety to, the terms of the Plan and such terms are hereby incorporated into this Agreement.

     3. Grant. The Corporation hereby grants to the Award Recipient ___ Unvested Class A Common Shares of the Corporation (the "Common Shares") pursuant to the provisions of the Plan, with a Vesting start date as set forth on Schedule A hereto (the "Vesting Start Date"). The Common Shares shall be subject to Vesting in accordance with Schedule A attached hereto.

     4. Transferability of Common Shares. The Common Shares may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of prior to Vesting, and then only in accordance with the terms of the Plan and this Agreement. The Award Recipient acknowledges and agrees that the Common Shares will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws. The Award Recipient further acknowledges and agrees that: (i) the certificate or certificates representing the Common Shares may bear such legend or legends as the Corporation deems appropriate in order to assure compliance with applicable securities laws; (ii) the Corporation may refuse to register the transfer of the Common Shares on the share transfer records of the Corporation to the extent such transfer would constitute a violation of any applicable securities law; and
(iii) the Corporation may give related instructions to its transfer agent, if any, to stop registration of the transfer of the Common Shares.

     5. Tax Withholding. Upon the request of the Corporation, the Award Recipient shall promptly pay to the Corporation any federal, provincial, state or local taxes of any kind required by law to be withheld with respect to the Common Shares or any distributions thereon. The Award Recipient's tax withholding obligation shall be paid to the Corporation in cash; provided, however, the Award Recipient's tax withholding obligation may be satisfied, in the discretion of the Administrator and subject to the terms of the Plan, by requesting that the Corporation withhold Common Shares otherwise issuable to the Award Recipient. Any election by the Award Recipient to have Common Shares withheld to satisfy any federal, provincial, state or local tax withholding obligation must be approved in advance by the Administrator.

     6. Delivery of Certificates. The Corporation shall issue or cause its transfer agent to issue one or more certificates in the name of the Award Recipient for the Common Shares when the Award shall Vest in accordance with this Agreement and the Plan.

     7. Shareholder Rights. The Award Recipient shall obtain the rights and obligations of a shareholder of the Corporation with respect to the Common Shares awarded under this Agreement only upon Vesting of the Award.

     8. Miscellaneous.

     (a) This Agreement is binding upon the parties and their respective heirs, personal representatives, successors and assigns.

     (b) This Agreement and the provisions of the Plan constitute the full and complete understanding and agreement of the parties, and shall not be modified or amended except in a writing duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

     (c) Nothing in this Agreement shall confer on the Award Recipient any right to continue in the employ of the Corporation or in any way affect the Corporation's right to terminate the Award Recipient's employment.

     (d) This Agreement shall be construed and enforced in accordance with and governed by the laws of the Province of Quebec, without giving effect to any conflicts or choice of law provisions that would cause the application of the domestic substantive laws of any other jurisdiction.

     (e) This Agreement may be executed in more than one counterpart, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                        SAND TECHNOLOGY INC.


                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

          THE AWARD RECIPIENT REPRESENTS THAT THE AWARD RECIPIENT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE PLAN AND HEREBY ACCEPTS THE COMMON SHARES SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT AND OF THE PLAN. THE AWARD RECIPIENT HEREBY AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE ADMINISTRATOR UPON ANY QUESTIONS ARISING UNDER THIS AGREEMENT AND THE PLAN.

                                        AWARD RECIPIENT:


                                        ________________________________________
                                                   (PLEASE SIGN ABOVE)

                                        Print Name: ____________________________

                                        Address: _______________________________

                                        ________________________________________

                                   SCHEDULE A

     Vesting Start Date: ___________

     Number of Common Shares covered by Award: _________

     Subject to the Participant's continued employment of the Award Recipient with the Corporation, the Award shall Vest in accordance with the following schedule:

          one hundred percent (100%) of the Common Shares shall Vest on the ___ anniversary of the Vesting Start Date.

     Notwithstanding the foregoing and subject to the Participant's continued employment with the Corporation, the Participant's Award shall Vest upon a Change of Control.

     Vested Common Shares shall be acquired by the Award Recipient upon payment of $0.001 per Common Share by the Award Recipient to the Corporation.

                                                                     EXHIBIT 4.7

THE CORPORATION IS NOT A "REPORTING ISSUER" AS THAT TERM IS DEFINED UNDER APPLICABLE SECURITIES LAWS. THERE IS NO ASSURANCE THAT THE CORPORATION WILL BECOME A "REPORTING ISSUER". THE COMMON SHARES OF THE CORPORATION ARE LISTED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL SNDTF.OB. THE SECURITIES OF THE CORPORATION SUBSCRIBED FOR HEREUNDER WILL BE SUBJECT TO RESALE RESTRICTIONS UNDER APPLICABLE SECURITIES LAWS. THE CORPORATION HAS NOT COVENANTED, AND IS UNDER NO OBLIGATION, TO FILE A PROSPECTUS OR COMPLETE A TRANSACTION WHICH WOULD RESULT IN THE CORPORATION OR ANY SUCCESSOR THERETO BECOMING A "REPORTING ISSUER". INVESTORS ARE URGED TO CONSULT WITH THEIR PROFESSIONAL ADVISORS WITH RESPECT TO RESALE RESTRICTIONS APPLICABLE TO SECURITIES OF THE CORPORATION.

                              SAND TECHNOLOLY INC.

                         NON-BROKERED PRIVATE PLACEMENT
                        SUBSCRIPTION AGREEMENT FOR UNITS

TO: SAND TECHNOLOLY INC.

The undersigned (the "SUBSCRIBER") hereby irrevocably subscribes for and agrees to purchase from Sand Technololy Inc. (the "CORPORATION") that number of units (the "UNITS") set out below at a price of US$0.80 per Unit. Each Unit consists of two Class A common shares (the "COMMON SHARES") and one share purchase warrant (A "WARRANT") of the Corporation. Each Warrant entitles its holder thereof to purchase one additional Common Share (a "WARRANT SHARE") of the Corporation at a price of US$0.60 per Warrant Share at any time until the earlier of the close of business on the day which is thirty six (36) months from the Closing Date (as defined herein) or the bid price of the stock has been above US$1.50 for sixty (60) consecutive trading days. The Subscriber agrees to be bound by the terms and conditions set forth in the attached "Terms and Conditions of Subscription for Common Shares" including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber's representations, warranties and covenants contained in such documents.

                     SUBSCRIPTION AND SUBSCRIBER INFORMATION
   PLEASE PRINT ALL INFORMATION (OTHER THAN SIGNATURES), AS APPLICABLE, IN THE
                              SPACE PROVIDED BELOW


                                 ARTHUR RITCHIE
--------------------------------------------------------------------------------
(Name of Subscriber)

Account Reference (if applicable): _____________________________________________

By:                            /s/ Arthur Ritchie
    ----------------------------------------------------------------------------
    Authorized Signature

________________________________________________________________________________
(Official Capacity or Title - if the Subscriber is not an individual)

________________________________________________________________________________
(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

________________________________________________________________________________
(Subscriber's Address, including Municipality and Province)

________________________________________________________________________________
S.I.N. or Taxation Account of Subscriber

________________________________________________________________________________
(Telephone Number)                                               (Email Address)

Number of Units:    625,000    x US$0.80
                 -------------

                                        =

Aggregate Subscription Price: US$                  500,000
                                 -----------------------------------------------
                               (the "SUBSCRIPTION PRICE")

IF THE SUBSCRIBER IS SIGNING AS AGENT FOR A PRINCIPAL (BENEFICIAL PURCHASER) AND IS NOT PURCHASING AS TRUSTEE OR AGENT FOR ACCOUNTS FULLY MANAGED BY IT, COMPLETE THE FOLLOWING:

________________________________________________________________________________
(Name of Principal)

________________________________________________________________________________
(Principal's Address)

________________________________________________________________________________

REGISTER THE SECURITIES AS SET FORTH BELOW:

________________________________________________________________________________
(Name)

________________________________________________________________________________
(Account Reference, if applicable)

________________________________________________________________________________
(Address, including Postal Code)

Number and kind of securities of the Corporation held, directly or indirectly, if any:

________________________________________________________________________________

________________________________________________________________________________

DELIVER THE SECURITIES AS SET FORTH BELOW:

________________________________________________________________________________
(Name)

________________________________________________________________________________
(Account Reference, if applicable)

________________________________________________________________________________
(Address)

________________________________________________________________________________
(Contact Name)                                                (Telephone Number)

State whether Subscriber is an insider of the Corporation:

                         Yes [_]                  No [_]

The Corporation hereby accepts the subscription for Units as set forth in this Subscription agreement on the terms and conditions contained in this Subscription Agreement (including all applicable schedules) this 23rd day of April, 2007.

                                        SAND TECHNOLOGY INC.


                                        Per:   /s/ Gilles Therrien
                                             -----------------------------------
                                             Authorized Signing Officer

                                  SCHEDULE "A"

                         NON-BROKERED PRIVATE PLACEMENT
                                   TERM SHEET

                              SAND TECHNOLOLY INC.

                                OFFERING OF UNITS
                                   APRIL 2007

ISSUER:                 Sand Technology Inc. (the "CORPORATION")

OFFERING:               Up to 1,250,000 Units of the Corporation (the "UNITS")
                        distributed by way of private placement to exempt purchasers or accredited investors. Each Unit consists of two Class A Common Shares (the "Shares") and one share purchase warrant (a "Warrant") of the Corporation. Each Warrant will entitle the holder, on exercise, to purchase one additional Class A Common
                        Share of the Issuer (a "Warrant Share") at a price of US$ 0.60 per Warrant Share at any time until the earlier of the close of business on the day which is thirty six (36) months from the Closing Date or the bid price of the stock has been above US$1.50 for 60 consecutive trading days.

TOTAL OFFERING:         Up to US$1,000,000

PRICE:                  US$0.80 per Unit.

WARRANTS:               The Warrants will be transferable, but will be subject
                        to restrictions on transfer imposed by applicable securities laws.

                        The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Corporation's common shares, the payment of dividends in shares and the amalgamation of the Corporation.

                        The issue of the Warrants will not restrict or prevent the Corporation from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

EXEMPTIONS:             The offering will be made in accordance with the
                        following exemptions from prospectus requirements:

                        (a)  The "accredited investor" exemption found in
                             section 2.3 of National Instrument 45-106
                             PROSPECTUS AND REGISTRATION EXEMPTIONS (REGULATION 45-106 RESPECTING PROSPECTUS AND REGISTRATION EXEMPTIONS in Quebec);

                        (b) The "minimum amount investment ($150,000) "exemption found in section 2.10 of National Instrument 45-106 PROSPECTUS AND REGISTRATION EXEMPTIONS (REGULATION 45-106 RESPECTING PROSPECTUS AND REGISTRATION EXEMPTIONS in Quebec).

RESALE RESTRICTIONS     The Shares, Warrants and Warrant Shares may be subject
AND LEGENDS:            to indefinite resale restrictions under applicable
                        securities laws.

                        The Subscribers acknowledge that the certificates representing the Units will bear the following legends:

                        "Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after the later of (i) the Closing Date, and (ii) the date the Corporation became a reporting issuer in any province or territory of Canada."

                        "These securities have not been registered under the securities act of 1933 (THE "SECURITIES ACT") or under applicable state securities laws and may not be sold, transferred or otherwise disposed of unless registered under the Securities Act and any applicable state securities laws or pursuant to available exemptions from such registration."

                        Subscribers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them. The Subscribers are solely responsible for (and the Corporation is in no way responsible for) the investor's compliance with applicable resale restrictions.

USE OF PROCEEDS:        The Corporation may use the proceeds from the Offering
                        for general corporate purposes.

CLOSING DATE:           Payment for, and delivery of, the Units is scheduled to
                        occur on April ___, 2007 or on such other date as may be determined by the Corporation (the "CLOSING DATE").

                                  SCHEDULE "B"

                                   CERTIFICATE

              ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS
                      FOR CANADIAN AND OFFSHORE SUBSCRIBERS

The Subscriber certifies that:

[_] he is purchasing a sufficient number of Common Shares such that the aggregate acquisition cost is not less than $150,000;

     OR

[_] he is an "accredited investor" as defined in National Instrument 45-106 Prospectus and Registration Exemptions or REGULATION 45-106 RESPECTING PROSPECTUS AND REGISTRATION EXEMPTIONS in Quebec("NI 45-106") by virtue of satisfying one or more of the criteria below [you must certify your status as an "accredited investor" by initialling one or more] and is purchasing the Units as principal for its own account and not for the benefit of any other person:

               _____ 1. A Canadian financial institution, or a Schedule III bank.

               _____ 2. The Business Development Bank of Canada incorporated under the BUSINESS DEVELOPMENT BANK OF CANADA ACT (Canada).

               _____ 3.  A subsidiary of any person referred to in paragraphs
                         (1) or (2), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

               _____ 4. A person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the SECURITIES ACT (Ontario) or the SECURITIES ACT (Newfoundland and Labrador).

               _____ 5. An individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (4).

               _____ 6. The Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada.

               _____ 7. A municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de l'Ile de Montreal or an intermunicipal management board in Quebec.

               _____ 8. Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.

               _____ 9. A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada.

                 X   10. An individual who, either alone or with a spouse,
               ----- beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

               _____ 11. An individual whose net income before taxes exceeded
                         $200,000. in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000. in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year.

               _____ 12. An individual who, either alone or with a spouse, has net assets of at least $5,000,000.

               _____ 13. A person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

               _____ 14. An investment fund that distributes or has
                         distributed its securities only to

                         (i) a person that is or was an accredited investor at the time of the distribution;

                         (ii) a person that acquires or acquired securities in the circumstances referred to in section 2.10 (Minimum amount investment), and 2.19 (Additional investment in investment funds) of NI 45-106, or

                         (iii) a person described in paragraph 14(i) or (ii)
                               that acquires or acquired securities under
                               section 2.18 (Investment fund reinvestment) of NI 45-106.

               _____ 15. An investment fund that distributes or has
                         distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt.

               _____ 16. A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be.

               _____ 17. A person acting on behalf of a fully managed
                         account managed by that person, if that person

                         (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

                         (ii) in Ontario, is purchasing a security that is not a
                              security of an investment fund.

               _____ 18. A registered charity under the INCOME TAX ACT
                         (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded.

               _____ 19. An entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (4) or paragraph (9) in form and function.

               _____ 20. A person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

               _____ 21. An investment fund that is advised by a person
                         registered as an adviser or a person that is exempt from registration as an adviser.

               _____ 22. A person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as

                         (i)  an accredited investor, or

                         (ii) an exempt purchaser in Alberta or British Columbia
                              after September 14, 2005.

For the purposes of the foregoing certification, the following definitions apply:

(a)  "AFFILIATE" means that an issuer is an affiliate of another issuer if:

     (i)  one of them is the subsidiary of the other, or

     (ii) each of them is controlled by the same person.

(b)  "CANADIAN FINANCIAL INSTITUTION" means

     (i) an association governed by the COOPERATIVE CREDIT ASSOCIATIONS ACT (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

     (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada.

(c) "COMPANY" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(d) "CONTROL PERSON" has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebec where control person means any person that holds or is one of a combination of persons that holds

     (i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

     (ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer.

(e) "ENTITY" means a company, syndicate, partnership, trust or unincorporated organization;

(f) "FINANCIAL ASSETS" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the securities legislation;

(g) "FULLY MANAGED ACCOUNT" means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h)  "MUTUAL FUND" means:

     (i)  for the purposes of British Columbia law,

               (A) an issuer of a security that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the security,

               (B) an issuer described in an order that the commission may make under section 3.2 of the SECURITIES ACT (B.C.), and

               (C)  an issuer that is in a class of prescribed issuers,

               but does not include an issuer, or a class of issuers, described in an order that the commission may make under section 3.1 of the SECURITIES ACT (B.C.);

     (ii) for the purposes of Alberta law,

               (A) an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer, or

               (B) an issuer that is designated as a mutual fund under section 10 of the ALBERTA SECURITIES ACt (Alberta) or in accordance with the regulations,

               but does not include an issuer, or class of issuers, that is designated under section 10 of the ALBERTA SECURITIES ACT (Alberta) not to be a mutual fund;

     (iii) for the purposes of Ontario law, an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value as a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

     (iv) for the purposes of Quebec law, a company issuing shares which must, on request of the holder, redeem them at their net asset value;

(i)  "NON-REDEEMABLE INVESTMENT FUND" means an issuer:

     (i) whose primary purpose is to invest money provided by its security holders;

     (ii) that does not invest,

               (A) for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

               (B) for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

     (iii) that is not a mutual fund;

(j)  "PERSON" includes

     (i)  an individual,

     (ii) a corporation,

     (iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

     (iv) an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(k)  "PORTFOLIO ADVISER" means:

     (i)  a portfolio manager; or

     (ii) a broker or investment dealer exempted from registration as an adviser under section 148 of the regulation made under the SECURITIES ACT (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that section;

(l) "RELATED LIABILITIES" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets or liabilities that are secured by financial assets;

(m)  "SPOUSE" means an individual who:

     (i) is married to another individual and is not living separate and apart within the meaning of the DIVORCE ACT (Canada) from the other individual,

     (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

     (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the ADULT INTERDEPENDENT RELATIONSHIPS ACT (Alberta);

(n) "SUBSIDIARY" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

       VOID AND OF NO VALUE AFTER 5:00 P.M. MONTREAL TIME, ON MAY 25, 2010

Number: 2007-02                                                  625,000
                                                         Share Purchase Warrants

                              SAND TECHNOLOGY INC.

                             SHARE PURCHASE WARRANTS

This is to certify that, for value received, the holder of this certificate is entitled to purchase at any time and prior to 5:00 p.m., Montreal local time, on May 25, 2010, fully paid and non-assessable Class A common shares (the "COMMON SHARES") in the capital of SAND TECHOLOGY INC. (the "CORPORATION") as constituted on the date hereof, by surrendering to the Corporation in Montreal, this warrant certificate, with a subscription in the form set forth on the reverse side hereof duly completed and executed and a cheque or money order payable to the order of the Corporation for the purchase price of the Common Shares so subscribed for. One warrant is required to subscribe for one Common Share. The holder of this certificate may purchase less than the number of Common Shares entitled to be purchased on surrender of this certificate, in which event one or several new certificate(s) covering the Common Shares not purchased will be issued to the holder.

This certificate, the subscription on the reverse hereof, and cheque or money order shall be deemed to be so surrendered only upon receipt thereof by the Corporation at the address indicated on the subscription form.

The price payable for each Common Share upon exercise of the warrants is US$0.60 until the earlier of the close of business on the day which is thirty six (36) months from the closing date or the bid price of the stock has been above US$1.50 for sixty (60) consecutive trading days.

The warrants represented by this certificate are issued under and pursuant to certain terms and conditions attached to them dated May 25, 2007.

This certificate or the holding thereof shall not constitute the holder a shareholder of the Corporation nor entitle any such holder to any right or interest in respect thereof. This certificate is transferable by delivery.

IN WITNESS WHEREOF the Corporation has caused this share purchase warrant certificate to be signed by its President and Chief Executive Officer and Vice-President, Finance and Administration and Chief Financial Officer as of the 25th day of May, 2007.

SAND TECHNOLOGY INC.


Per:      /s/ Arthur Ritchie
     --------------------------------------------------------------
     Arthur G. Ritchie, President and Chief Executive Officer


Per:      /s/ Gilles Therrien
     --------------------------------------------------------------
     Gilles Therrien, Vice-President, Finance and Administration
     and Chief Financial Officer

                                SUBSCRIPTION FORM

TO: SAND TECHNOLOGY INC.
    215 Redfern Avenue
    Suite 410
    Montreal, Quebec H3Z 3L5

The undersigned, holder of the within share purchase warrant certificate, hereby subscribes for ___________________ Common Shares of Sand Technology Inc. pursuant to the within certificate, at the subscription price of US$___________________ per Common Share (or such number of common shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto), on the terms specified in the said certificate. The undersigned encloses herewith a certified cheque or money order payable to the order of Sand Technology Inc. in payment of the subscription price.

The undersigned hereby directs that the said Common Shares be registered as follows:

________________________________________________________________________________
Name(s) in full

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
Address(es) (including Postal Code)

Number of Common Shares: ______________

Total subscription price: _____________

DATED this ____________________________

_______________________________________
Name of Subscriber

_______________________________________
Signature of Subscriber

_______________________________________

_______________________________________
Address of Subscriber

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (i) MAY 25, 2007, AND (ii) THE DATE SAND TECHNOLOGY INC. BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

                    TERMS AND CONDITIONS ATTACHED TO WARRANTS

Terms and Conditions attached to the Share Purchase Warrants issued by Sand Technology Inc. (the "CORPORATION") on even date.

ARTICLE ONE - INTERPRETATION

SECTION 1.01 - DEFINITIONS

In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

(a) "HEREIN", "HEREBY" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expressions "ARTICLE" and "SECTION" followed by a number refer to the specified Article or Section of these Terms and Conditions;

(b) "WARRANTS" mean the Share Purchase Warrants of the Corporation issued and presently authorized, as set out in Section 2.01 hereof and for the time being outstanding;

(c)  "WARRANT HOLDER" of "HOLDER" means the holder of the Warrants;

(d) "CORPORATION" means Sand Technology Inc. until a successor corporation will have become such in the manner prescribed in Article 7 and thereafter "CORPORATION" will mean such successor corporation;

(e) "DIRECTOR" means a Director of the Corporation for the time being and reference, without more, to action by the Directors means action by the Directors of the Corporation as a Board, or whenever duly empowered, action by an executive committee of the Board;

(f) "CORPORATION'S AUDITORS" means an independent firm of accountants duly appointed as Auditors of the Corporation;

(g) "SHARES" means the Class A common shares in the capital of the Corporation as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the shares;

(h) "PERSON" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

SECTION 1.02 - INTERPRETATION NOT AFFECTED BY HEADINGS

The division of these Terms and Conditions into Articles and Sections and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

SECTION 1.03 - APPLICABLE LAW

The Warrants will be construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable thereto and will be treated in all respect as Quebec contracts.

ARTICLE TWO - ISSUE OF WARRANTS

SECTION 2.01 - ISSUE OF SHARE PURCHASE WARRANTS

Warrants entitling the Holder thereof to purchase an aggregate of 750,000 Shares are authorized to be issued by the Corporation.

SECTION 2.02 - ADDITIONAL WARRANTS

The Corporation may at any time and from time to time issue additional warrants or grant options or similar rights to purchase Shares of its share capital.

SECTION 2.03 - ISSUE IN SUBSTITUTION FOR LOST WARRANTS

(1) In case a Warrant will become mutilated, lost, destroyed or stolen, the Corporation in its discretion may issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Warrant, or in lieu of, and in substitution for such lost, destroyed or stolen Warrant and the substituted Warrant will be entitled to the benefit hereof and rank equally in accordance with its terms with all other warrants issued or to be issued by the Corporation.

(2) The applicant for the issue of a new Warrant pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft, furnish to the Corporation such evidence of ownership and of loss, destruction or theft of the Warrant so lost, destroyed or stolen as will be satisfactory to the Corporation in its discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Corporation in its discretion and will pay the reasonable charges of the Corporation in connection therewith.

SECTION 2.04 - WARRANT HOLDER NOT A SHAREHOLDER

The holding of a Warrant will not constitute the holder thereof a shareholder of the Corporation or entitle him to any right or interest in respect thereof except as in the Warrant expressly provided.

ARTICLE THREE - NOTICE

SECTION 3.01 - NOTICE TO WARRANT HOLDERS

Any notice to be given to the Holders will be sent by prepaid registered post to the original Holders and will be deemed to have been received by the Holders on the fourth day following the mailing thereof.

SECTION 3.02 - NOTICE TO THE CORPORATION

Any notice to be given to the Corporation will be sent by prepaid registered post addressed to the Corporation at its head office and will be deemed to have been received by the Corporation on the fourth day following the mailing thereof.

ARTICLE FOUR - EXERCISE OF WARRANTS

SECTION 4.01 - METHOD OF EXERCISE OF WARRANTS

The right to purchase Shares conferred by the Warrants may be exercised by the Holder of such Warrant surrendering it, with a duly completed and executed subscription in the form attached thereto and cash or a cheque payable to or to the order of the Corporation, at par, in Montreal, Quebec, for the purchase price applicable at the time of surrender in respect of the Shares subscribed for in lawful money of the United States of America, to the Corporation at its principal office in the City of Montreal, Quebec.

SECTION 4.02 - EFFECT OF EXERCISE OF WARRANTS

(1) Upon surrender and payment as aforesaid the Shares so subscribed for will be deemed to have been issued and such person will be deemed to have become the holder of record of such Shares on the date of such surrender and payment, and such Shares will be issued at the subscription price in effect on the date of such surrender and payment.

(2) Within ten (10) business days after such surrender and payment as aforesaid, the Corporation will forthwith cause to be delivered to the person in whose name the Shares so subscribed for are to be issued as specified in such subscription or mailed to him at his address specified in such subscription, a certificate for the appropriate number of Shares not exceeding those which the Warrant Holder is entitled to purchase pursuant to the Warrant surrendered.

SECTION 4.03 - SUBSCRIPTION FOR LESS THAN ENTITLEMENT

The holder of a Warrant may subscribe for and purchase a number of Shares less than the number which he is entitled to purchase pursuant to the surrendered Warrant. In the event of any purchase of a number of Shares less than the number which can be purchased pursuant to a Warrant, the holder thereof upon exercise thereof will in addition be entitled to receive a new Warrant in respect of the balance of the Shares which he was entitled to purchase pursuant to the surrendered Warrant and which were not then purchased.

SECTION 4.04 - EXPIRATION OF WARRANTS

After the expiration of the period within which a Warrant is exercisable, all rights thereunder will wholly cease and terminate and such Warrant will be void and of no effect.

SECTION 4.05 - EXERCISE PRICE

The price per share which must be paid to exercise a Warrant is, as set for in the Warrant, US$0.60 for each share until the earlier of the close of business on the day which is thirty six (36) months from the closing date or the bid price of the stock has been above US$1.50 for sixty (60) consecutive trading days.

SECTION 4.06 - ADJUSTMENT OF EXERCISE PRICE

In the event of any subdivision of the Shares of the Corporation as said Shares are presently constituted at any time while this Warrant is outstanding, into a greater number of Shares, the Corporation will thereafter deliver at any time or times of purchase of Shares hereunder, in addition to the number of Shares in respect of which the right to purchase is then being exercised, such additional number of Shares as result from said subdivision and the purchase price will be adjusted accordingly.

In the event of any consolidation of the Shares of the Corporation as said Shares are presently constituted at any time while this Warrant is outstanding, into a lesser number of Shares, the Corporation will thereafter deliver and the Holder hereof will accept, at the time of purchase of Shares hereunder, in lieu thereof, the number of shares as result from such consolidation and the purchase price will be adjusted accordingly.

In the event of reclassification of the Shares of the Corporation, as said Shares are presently constituted at any time while this Warrant is outstanding, the Corporation will thereafter deliver at the time of purchase of Shares hereunder the number of shares of the appropriate class resulting from the said reclassification as the Holder would have been entitled to receive in respect of the number of shares so purchased had the right to purchase been exercised before such reclassification.

SECTION 4.07 - DETERMINATION OF ADJUSTMENTS

If any questions will at any time arise with respect to the exercise price, such question will be conclusively determined by the Corporation's Auditors, or, if they decline to so act any other firm of Chartered Accountants, in Montreal, Quebec, that the Corporation may designate and who will have access to all appropriate records and such determination will be binding upon the Corporation and the holders of the Warrants.

ARTICLE FIVE - COVENANTS BY THE CORPORATION

SECTION 5.01

The Corporation has reserved and there will remain unissued out of its authorized capital a sufficient number of Shares to satisfy the rights or purchase provided for herein and in the Warrants should the holders of all the Warrants from time to time outstanding determine to exercise such rights in respect of all Shares which they are or may be entitled to purchase pursuant thereto and hereto.

ARTICLE SIX - WAIVER OF CERTAIN RIGHTS

SECTION 6.01

The Warrant holder hereby waives and releases any right, cause of action or remedy now or thereafter existing in any jurisdiction against any past, present or future incorporator, shareholder Director or Officer (as such) of the Corporation for this issue of Shares pursuant to any Warrant or on any covenant, agreement, representation or warranty by the Corporation herein contained.

ARTICLE SEVEN - MODIFICATION OF TERMS, MERGER, SUCCESSORS

SECTION 7.01 - MODIFICATION OF TERMS AND CONDITIONS FOR CERTAIN PURPOSES

From time to time the Corporation may with the consent of the Warrant Holder, subject to the provision of these presents, and it will, when so directed by these presents, modify the Terms and Conditions hereof, for any one or more of all of the following purposes:

(a) Adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of Counsel for the Corporation, are necessary or advisable in the premises;

(b) For any other purpose not inconsistent with the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein; and

(c) To evidence any succession of any corporation and the assumption by any successor of the covenants of the Corporation herein and in the Warrants contained as provided hereinafter in this Article.

SECTION 7.02 - CORPORATION MAY CONSOLIDATE, ETC, ON CERTAIN TERMS

Nothing therein contained will prevent any consolidation, amalgamation or merger of the Corporation with or into any other corporation, or a conveyance or transfer of all or substantially all the properties and estate of the Corporation as an entirety to any corporation lawfully entitled to acquire and operate the same; provided however that the corporation formed by such consolidation or into which such merger will have been made or which acquires by conveyance or transfer all or substantially all the properties and estates of the Corporation as an entirety will be a corporation organized and existing under the laws of Canada or of the United States of America, or any Province, State, District or Territory thereof, and will, simultaneously with such consolidation, amalgamation, merger, conveyance or transfer, assume the due and punctual performance and observance of all the covenants and conditions hereof to be performed or observed by the Corporation.

SECTION 7.03 - SUCCESSOR CORPORATION SUBSTITUTED

In case the Corporation, pursuant to Section 7.02, will be consolidated, amalgamated or merged with or into any other corporation, or will convey or transfer all or substantially all of the properties and estates of the Corporation as an entirety to any other corporation, the successor corporation formed by such consolidation or amalgamation, or into which the Corporation will have been merged or which will have received a conveyance or transfer as aforesaid, will succeed to and be substituted for the Corporation hereunder. Such changes in phraseology and form (but not in substance) may be made in the Warrants as may be appropriate in view of such consolidation, amalgamation, merger or transfer.

DATED as of this 25th day of May, 2007.

     SAND TECHNOLOGY INC.


Per: (s) Arthur G. Ritchie
     -------------------------------------
     Arthur G. Ritchie
     President and Chief Executive Officer

Per: (s) Gilles Therrien
     ------------------------------------------
     Gilles Therrien
     Vice President, Finance and Administration and Chief Financial Officer